U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                     Date of Report: May 12, 1998


                          TARCYN CORPORATION
                          ------------------
         (Exact name of registrant as specified in its charter)


                               COLORADO
                               --------
             (State or other jurisdiction of incorporation)


       0-22607                            84-1233073
       -------                            ----------
(Commission File No.)                   (IRS Employer
                                      Identification No.)


2851 S. Parker Road
Suite 720
Aurora, Colorado                                          80014
----------------                                          -----
(Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code: (303) 671-8920

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
Item 2.  Acquisition and Disposition of Assets.

     Effective May 8, 1998, Tarcyn Corporation (the "Company") entered into a letter of intent with Access Communications Corp. ("ACC"), a privately held Delaware corporation, whereby the Company has agreed in principle to acquire all of the issued and outstanding shares of ACC, in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction require the Company to issue to the ACC shareholders an aggregate of 4,500,000 "restricted" common shares, representing 90% of the Company's then outstanding common stock, in exchange for all of the issued and outstanding shares of ACC.

     The proposed share exchange is subject to satisfaction of certain conditions, including completion of due diligence activities, the approval of the transaction by all of the ACC shareholders and the approval of the proposed transaction by the shareholders of the Company. If the proposed transaction with ACC is consummated, the present officers and directors of the Company are expected to resign their respective positions with the Company, to be replaced by the present management of ACC. If these conditions are met, it is expected that the proposed transaction with ACC will close on or about May 26, 1998. However, there are no assurances that the proposed transaction will close on the aforesaid date, or that any unforeseen delay will occur. A copy of the letter of intent between the Company and ACC is attached hereto as Exhibit 2.0 and incorporated herein as if set forth.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

     2.0  Letter of Intent between the Company and Access
Communications Corp.


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
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TARCYN CORPORATION



                                   By:/s/ Andrew I. Telsey
                                      --------------------------
                                      Andrew I. Telsey,
                                      President

Dated:  May 12, 1998



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














                       TARCYN CORPORATION
                    ________________________

                          EXHIBIT 2.0
                    ________________________

                    LETTER OF INTENT BETWEEN

                        THE COMPANY AND

                   ACCESS COMMUNICATIONS CORP.
                    ________________________













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
                       TARCYN CORPORATION
                 2851 S. Parker Road, Suite 720
                     Aurora, Colorado 80014

                          May 5, 1998

Board of Directors
Access Communications Corp.
3020 North West 33rd Ave.
Ft. Lauderdale, FL 33311
Attention: Mr. , President

     Re:  Plan of Merger Between Tarcyn Corporation and Access
          Communications Corp.

Dear Mr. Baetz:

This letter is intended to express the general terms of the Plan of Merger to be formalized between Tarcyn Corporation, a Colorado corporation ("Tarcyn") and Access Communications Corp., a Delaware corporation ("ACC"). The objective of our discussions has been the execution and consummation of applicable, formal Agreement(s) between Tarcyn and ACC (the "Exchange Agreements") which, among other things, would provide for the various matters set forth below.

     1. Plan of Merger and Reorganization of the Companies. The board of directors of Tarcyn and ACC have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that a merger of ACC and Tarcyn, whereby Tarcyn would issue shares of its common stock equal to ownership of approximately 90% of its outstanding shares, in exchange for 100% of the then outstanding securities of ACC, would be in the best interest of both companies. It is the intent of the parties hereto that the proposed merger of ACC and Tarcyn be effected as a tax-free reverse merger pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended.

     2.   Terms of Merger.

          (A) Tarcyn Capitalization. Tarcyn's total authorized capital stock consists of 25,000,000 shares of Preferred Stock, par value $0.01 per share, and 100,000,000 Common Shares, no par value per share. As of the date hereof and as of the Closing of the transaction proposed herein, there will be 500,000 common shares of Tarcyn issued and outstanding. There are no preferred shares issued or outstanding.

          (B) ACC Capitalization. ACC's total authorized capital consists of 1,000 Common Shares, no par value per share. As of the date of Closing, as defined hereinbelow, there will be 1,000 Common Shares issued and outstanding.

          (C)  Special Board and Shareholder Meetings.

          (i) Prior to Closing, the Board of Directors of Tarcyn will call a special meeting of the Tarcyn shareholders or otherwise obtain their unanimous consent, for the purposes

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
Mr. Douglas R. Baetz
May 5, 1998
Page 2

          of: (a) ratifying the transaction proposed herein; (b) amending the Tarcyn Articles of Incorporation, to change the name of Tarcyn to "Access Communications Corp.", or such other name as may be available and acceptable to the present ACC Board of Directors; (c) providing applicable dissenter's rights afforded to the Tarcyn Shareholders pursuant to the laws of the State of Colorado; and (d) undertaking any additional amendments to the Tarcyn Articles of Incorporation reasonably requested by the ACC Board of Directors and acceptable to the Tarcyn Board of Directors.

          (ii) Prior to Closing, the Board of Directors of ACC will (a) call a special meeting of the ACC shareholders, or otherwise obtain the necessary consent for the purposes of ratifying the transaction proposed herein, including providing applicable dissenter's rights afforded to the ACC Shareholders pursuant to the laws of the State of Delaware; and (b) take all additional action necessary to cause the intent of this letter to be adopted and ratified.

          (D) Merger. Subject to the approval of the terms and conditions contained herein by the Tarcyn and ACC shareholders (hereinafter the "Closing Date"), ACC shall merge with Tarcyn, with Tarcyn emerging as the surviving entity, by the ACC shareholders exchanging all of the issued and outstanding ACC Stock owned by them for 4,500,000 "restricted" Common Shares of Tarcyn.

          (E) Officers and Directors. At Closing, the present officers and directors of Tarcyn shall deliver to ACC their respective letters of resignation, along with certified minutes of the Tarcyn Board of Directors accepting such resignation and appointing to the Tarcyn Board those persons designated by ACC to be officers and directors of the surviving entity herein.

     3. Financial Condition of Tarcyn. Except as provided herein, as of the Closing Date, Tarcyn balance sheet will reflect no assets or liabilities.

     4. Financial Condition of ACC. ACC hereby represents and warrants that its unaudited financial statements for the fiscal year ended December 31, 1997 and unaudited financial statements for the three month period ended March 31, 1998, as provided to Tarcyn by ACC present fairly as of their date the financial condition of ACC.

     5.   Conditions to Closing.

          (A) Closing. The Closing of the transaction proposed herein shall take place as soon as practical after the Tarcyn Information Statement is filed with the SEC and the respective shareholders of Tarcyn and ACC approve the terms included herein. The Closing shall take place in Aurora, Colorado at the offices of legal counsel for Tarcyn, Andrew I. Telsey, P.C., 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

          (B) To Be Provided by ACC. At Closing, or as soon thereafter as possible, but in no

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
Mr. Douglas R. Baetz
May 5, 1998
Page 3

event later than 60 days after the date of Closing, ACC shall provide to the present Board of Directors of Tarcyn the following:

          i) a financial audit of it's books through December 31, 1997 and unaudited financial statements dated as of the most practical date thereto, which shall be prepared in accordance with Generally Accepted Accounting Principles and which audit will be provided by an independent, SEC Certified Public Accountant and such audit shall demonstrate balance sheet information consistent with the financial information provided to Tarcyn by ACC prior to Closing; and

          ii) an investment letter in a form acceptable to counsel to Tarcyn, duly executed by each ACC shareholder, acknowledging that each such shareholder is exchanging their respective securities of ACC for their pro rata applicable number of Tarcyn common shares, that such shares to be acquired by each ACC shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

          (C) Non-Delivery. Failure by ACC to provide those items described hereinabove, or failure of said audit to confirm the financial condition of ACC as represented herein, shall render this proposed transaction voidable at the discretion of the present Board of Directors of Tarcyn. For purposes herein, any deviation in excess of 10% shall be construed as conforming with the financial condition of ACC represented herein.

          (D) Representations of Tarcyn. Tarcyn hereby represents that, as of the Closing date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 10-K, 10-KSB, 10-Q and/or 10-QSB.

          (E) Private Sale of Tarcyn Common Stock. Some of the current inside shareholders of Tarcyn may sell some or all of their Tarcyn common shares owned by them, subject to the exemptions, restrictions, terms and limitations applicable to such sales under state and federal securities laws.

     6. Default. In the event ACC fails to perform pursuant to Paragraph 5, above, or fails to close the transaction without the fault of Tarcyn, ACC shall be responsible for payment of all reasonable costs incurred by Tarcyn, including but not limited to attorneys fees, due diligence costs, costs related to proxy solicitation and such other costs as may be incurred directly relating to this proposed transaction. Otherwise, each party hereto shall be responsible for payment of their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not this transaction is consummated.

     7. Confidentiality. Upon the signing of this Letter of Intent, Tarcyn and ACC will provide to each other full access to their books and records and will furnish financial and operating data

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
Mr. Douglas R. Baetz
May 5, 1998
Page 4

and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operations, assets and business.

     8. Retainer of Counsel. The principals of the parties hereto will assign the SEC counsel who is responsible for the preparation of all required/desired SEC filings. As a material condition hereto, upon execution hereof by ACC, ACC shall tender a non-refundable fee of $25,000 to counsel to Tarcyn, herein referenced, in order to allow such counsel to commence preparation of all SEC filings and other related documentation necessary to allow Tarcyn to comply with the rules and regulations necessary to consummate the transaction proposed herein. In the event the applicable costs incurred by Tarcyn herein exceed the aforesaid fee, the remaining obligation shall remain due and owing by the surviving company.

     9. Finders Fees. It is hereby acknowledged that each party hereto may be responsible for payment of certain finders fees relating to the transaction proposed herein and that as a further condition to Closing, as defined herein, each party shall warrant in such Closing documents that such finders fees have been paid and further, shall indemnify and hold harmless the other party from such obligation.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11. Jurisdiction. It is the intention of the parties that the laws of the State of Colorado govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     12. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed hereinabove, or to such other address as shall be furnished in writing by any party to the other. any such notice shall be deemed to be given three (3) days after deposited in the U.S. mail.

     13. Further Action. Each party shall execute and deliver such papers, documents and instruments, and perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

     14. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

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
Mr. Douglas R. Baetz
May 5, 1998
Page 5

If the foregoing accurately reflects your understanding of the terms and conditions of our agreement please so indicate by signing below as designated.

Yours truly,

TARCYN CORPORATION



By: /s/ Andrew I. Telsey
   ---------------------------------
    Andrew I. Telsey, President

APPROVED AND ACCEPTED this 8th day of May, 1998.

ACCESS COMMUNICATIONS CORP.



By: /s/ Douglas R. Baetz
   ---------------------------------
    Douglas R. Baetz, President


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